Exhibit 10.3

PRIVATE AND CONFIDENTIAL

EXECUTIVE EMPLOYMENT TERM SHEET

This term sheet summarizes the employment and compensation arrangements between STANCORP FINANCIAL GROUP, INC. and its subsidiaries (the “Company”) and the named executive (the “Executive”) that will become effective as of the consummation of the planned acquisition of the Company (the “Transaction”) by Meiji Yasuda Life Insurance Company (“Purchaser”). The date of the consummation of the Transaction is referred to in this term sheet as the “Effective Date.”

Executive	_____________________

Position	_____________________

Duties and Authorities

The Executive’s duties and authorities will be substantially comparable to his or her current duties and authorities; provided that the Executive acknowledges that from and after the Effective Date, such duties and authorities (i) may reflect the fact that the Company will no longer be an independent public company following the consummation of the Transaction and that it will be a subsidiary reporting to a parent entity (ii) may include such additional duties and authorities as may be reasonably assigned by the Board of Directors of the Company with respect to compliance with applicable legal and regulatory responsibilities arising as a result of Purchaser’s ownership of the Company, Purchaser’s internal consolidated financial reporting requirements and other Purchaser corporate policies.

Principal Place of Employment	Current Principal Place of Employment

Employment Period	At will

Compensation

Annual Base Salary	$_______________________

Short Term Incentive Compensation

The Executive will be eligible to receive an annual cash bonus with a target bonus amount equal to at least _____% of the Executive’s annual base salary and a maximum bonus opportunity of at least ______% of the Executive’s annual base salary. Annual bonus amounts, targets and performance metrics will be established by mutual agreement of the Board of Directors of the Company (or a committee thereof), the Company’s Chief Executive Officer and Purchaser.

Long Term Incentive Compensation

The Executive will be eligible to participate in a long term incentive compensation plan to be adopted by the Company as of the Effective Date (the “LTIP”), with annual grants at least equal to Executive’s current target long-term incentive value. The LTIP will be designed by mutual agreement of the Board of Directors of the Company (or a committee thereof), the Company’s Chief Executive Officer and Purchaser. For FY 2016, any awards under the LTIP may be offset by values earned from FY2016 grants made pre-close.

Special Retention Bonus

The Executive will be eligible to receive a special cash retention bonus equal to $__________ (the “Retention Bonus”). The Retention Bonus will be payable in two equal installments on the first and second anniversaries of the Effective Date provided that the Executive continues to be employed by the Company as of such date.

Severance Benefits

Termination of Employment without Cause

If the Executive’s employment is terminated by the Company without Cause, the Executive will be entitled to receive:

•    annual base salary earned through the termination date;

•    any earned prior year annual cash bonus not yet paid as of the termination date;

•    a pro rata portion of the Executive’s annual cash bonus based on achievement of the applicable target bonus amount;

•    all vested LTIP awards not yet paid as of the termination date and a pro rata portion of all unvested LTIP awards based on achievement of the applicable target bonus amounts;

•    any unpaid portion of the Executive’s Retention Bonus;

•    continuation of coverage, at the Company’s expense, under the Company’s group medical, disability and life insurance plans for a period of 18 months; and

•    all other payments and benefits to which the Executive may be entitled under the terms of the Company employee benefit plans and programs in which the Executive participates as of the termination date.

Disability and Death

If the Executive’s employment with the Company terminates as a result of the Executive’s permanent disability or death, the Executive (or his estate) will be eligible to receive:

•    annual base salary earned through the termination date;

•    any earned prior year annual cash bonus not yet paid as of the termination date;

•    a pro rata portion of the Executive’s unpaid Retention Bonus; and

•    all other payments and benefits to which the Executive may be entitled under the terms of the Company employee benefit plans and programs in which the Executive participates as of the termination date.

Other Termination Events

If the Executive’s employment with the Company terminates for any other reason, the Executive will be entitled to receive:

•    annual base salary earned through the termination date; and

•    any other payments and benefits to which the Executive may be entitled under the terms of the Company employee benefit plans and programs in which the Executive participates as of the termination date.

Definitions of Terms

For purposes of the foregoing severance arrangements, the term “Cause” will have the definition provided in the Company’s existing Change of Control Agreements; “Disability” will mean permanent disability determined based on the terms of the Company’s existing long-term disability insurance plans; and “termination without Cause” shall include Executive’s resignation following a material breach by the Company of the compensation arrangements set forth in the written agreement or agreements reflecting the terms summarized in this term sheet, which breach has not been cured by the Company within 30 days after receipt of written notice thereof from the Executive.

Release	The Company will require that the Executive execute a written release, in customary form, as a condition to the payment of severance benefits to the Executive.

Noncompetition and Nonsolicitation Agreement

In consideration of the additional payments and benefits to be made and provided to the Executive by the Company, the Executive will agree that, during the Executive’s employment by the Company and [for a period of 12 months after termination of the Executive’s employment,] or [during the 12 months commencing on termination of the Executive’s employment if such termination occurs before the second anniversary of the Effective Date, or until the third anniversary of the

Effective Date, if such termination occurs after the second but before the third anniversary of the Effective Date,] the Executive will not, without the Company’s written consent, serve as a director, officer or employee (full or part-time) of or consultant to any insurance company that provides or proposes to provide, anywhere in the United States,
Competitive Products. For this purpose “Competitive Products” means group short-term disability insurance, group long-term disability insurance, individual disability insurance, group life insurance, and qualified and nonqualified retirement plan services, of the type provided by the Company. During the foregoing period, the Executive will additionally agree not to solicit the employment of (as an employee, consultant or otherwise) any executive, managerial or technical employee of the Company, solicit or otherwise interfere with the business relationships between the Company and any of its suppliers, distributors, agents, customers or other business relations or disparage
Purchaser, the Company or any of their respective directors, officers or employees.

Officer Severance Plan

After the two-year Retention Bonus period (described above), the Executive will be added to the Officer Severance Plan at a new tier with a formula severance equal to three weeks base salary per year of service, with a minimum of one year of base salary and a maximum of two years of base salary, plus 12 months of COBRA.

Withholding	All payments and benefits to be made or provided to the Executive by the Company are subject to tax and other withholding obligations to the extent required by applicable law.

Effectiveness

The existing employment and compensation arrangements between the Company and the Executive (including the existing Change in Control Agreement) will continue in effect until the Effective Date.

On the Effective Date, subject to the Company’s execution of a written agreement or agreements reflecting the terms summarized in this term sheet approved by mutual agreement of the Board of Directors of the Company (or a committee thereof), the Executive and Purchaser, the existing Change of Control Agreement between the Company and the Executive will terminate and will be superseded by such agreement or agreements entered into by the Company and the Executive. Any “excess parachute payments” paid or payable by the Company in connection with the Transaction will be treated in the same manner as under Section 5.5 of the Change of Control Agreement. The Company agrees to work with executive to take reasonable steps to reduce or eliminate any “excess parachute payments” or minimize or avoid any such reduction.

Documentation

The arrangements summarized in this term sheet will be documented in one or more written agreements to be executed by the Company and the Executive on or prior to the Effective Date. The form and terms of such agreements will be determined by mutual agreement of the Board of Directors of the Company (or a committee thereof), the Company’s Chief Executive Officer and Purchaser. The Company, the Company’s Chief Executive Officer and Purchaser will take reasonable efforts to agree to the form of such agreements as promptly as practicable following the date this term sheet is executed by the parties.

* * * * *

The foregoing term sheet is agreed and accepted by the Company, Purchaser and the Executive:

STANCORP FINANCIAL GROUP, INC.

By
Its
Date

Executive

Signature
Date

Meiji Yasuda Life Insurance Company

By
Its
Date